SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2013 (December 5, 2013)

Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (412) 562-0900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01 - Other Events.

As previously disclosed in the periodic reports of Education Management Corporation (the “Company”), the Company has been cooperating with an investigation initiated by the Colorado Attorney General's Office in September 2012. The subpoena originally received from the Colorado Attorney General's Office requested documents and detailed information since January 1, 2006 and was primarily focused on the programs offered by the College of Psychology and Behavioral Sciences at the Denver, Colorado campus of Argosy University.

On December 5, 2013, the Company entered into a Final Consent Judgment (the “Consent Judgment”) with the Colorado Attorney General’s Office for the purpose of resolving disputed claims, avoiding the expense of further litigation, and permitting the Company to focus on its education mission with regard to its students. Under the Consent Judgment, without admitting liability, the Company has agreed to pay the aggregate amount of approximately $3.4 million, consisting of $2.9 million to be distributed as restitution to eligible students and $0.5 million to the Colorado Department of Law to be used by the State of Colorado for consumer restitution and as reimbursement to the state for reasonable costs and attorney’s fees and for future consumer education, consumer fraud and antitrust enforcement efforts. The Company further agreed to a suspended civil penalty of $1.0 million, which becomes due and payable if the Company commits a knowing and willful material violation of the Consent Judgment within three years of the date of the Consent Judgment.

As part of the Consent Judgment, with respect to Argosy University's conduct in Colorado and activities which affect Colorado residents, the Company agreed to, among other things: an injunction regarding advertising and enrolling students into Argosy University Denver’s Doctorate of Education in Counseling Psychology if it is offered as a psychology licensure-track degree program; restrictions on program advertising and statements regarding licensing and employment prospects until certain conditions have been satisfied; provide written disclosures about programmatic accreditation, professional licensure, and employer hiring requirements relevant to particular degree programs; discontinue enrollment of new students in programs for which programmatic accreditations have been denied and are not subject to further appeal; certain actions regarding determination as to accreditation and licensing requirements, including training and hiring employees with specific knowledge of local training, licensure and accreditation requirements; hire an independent auditor to conduct an audit of programmatic compliance; and conduct periodic training and program reviews.

The Consent Judgment is pending court approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:        /s/ J. Devitt Kramer
Name:    J. Devitt Kramer
Title:    Senior Vice President, General Counsel & Secretary

Dated:  December 6, 2013